Exhibit 10.273

EXECUTION VERSION

PAYMENT GUARANTY

Projects Commonly Known as

“Woodland Hills, Northridge and Abington Place (a/k/a Cumberland)”

THIS PAYMENT GUARANTY (“Guaranty”) made as of December 28, 2012, by ADCARE HEALTH SYSTEMS, INC., an Ohio corporation, having an address of 1145 Hembree Road, Roswell, GA 30076 (“Guarantor”), to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”).

R E C I T A L S

A.                                    On or about the date hereof,  APH&R Property Holdings, LLC, a Georgia limited liability company, (“Abington PropCo”), APH&R Nursing, LLC, a Georgia limited liability company (“Abington Tenant”),  Northridge HC&R Property Holdings, LLC, a Georgia limited liability company, (“Northridge PropCo”), Northridge HC&R Nursing, LLC, (“Northridge Tenant”), Woodland Hills HC Property Holdings, LLC a Georgia limited liability company, (“Woodland Hills PropCo”), and Woodland Hills HC Nursing, LLC (“Woodland Hills Tenant”) (Abington PropCo, Abington Tenant, Northridge PropCo, Northridge Tenant, Woodland Hills PropCo, and Woodland Hills Tenant referred to herein, individually, as a “Borrower” and collectively as “Borrowers”) and Lender entered into that certain Secured Loan Agreement (“Loan Agreement”) whereby Lender agreed to make a secured term loan (the “Loan”) to Borrowers in the original principal amount of Sixteen Million Five Hundred Thousand and 00/100 Dollars ($16,500,000.00), to be secured by those skilled nursing facilities commonly known as “Woodland Hills Healthcare and Rehabilitation” (“Woodland Hills”), “Northridge Healthcare and Rehabilitation” (“Northridge”), and “Abington Place Health and Rehab Center,” also to be known as “Cumberland Health and Rehabilitation Center” (“Abington”) (Woodland Hills, Northridge, and Abington collectively referred to herein as the “Projects”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

B.                                    In connection with the Loan, (i) Borrowers, jointly and severally, have executed and delivered a promissory note payable to the order of Lender in the original principal amount of $16,500,000.00 (as the same may be amended, modified, extended, renewed, restated or replaced from time to time, the “Note”), to evidence the Loan, payment of which is secured by (i) the Mortgages executed and delivered to Lender by the applicable Borrowers on their respective Projects, and (ii) the other Loan Documents.

C.                                    Guarantor is the ultimate parent company of Borrowers and will derive material, direct and indirect financial benefit from the Loan.

D.                                    Lender has relied on the statements and agreements contained herein in agreeing to make the Loan and would not have made the Loan without this Guaranty.  The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making of the Loan by Lender.

Parent Guaranty

AGREEMENTS

NOW, THEREFORE, intending to be legally bound, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Lender and its respective successors, indorsees, transferees, participants and assigns as follows:

1.                                      Guarantor absolutely, unconditionally and irrevocably guarantees:

(a)                                 the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the full and prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Loan Agreement and the other Loan Documents, including but not limited to the Indemnity;

(b)                                 the prompt, full and complete performance of all of Borrowers’ obligations under each and every covenant contained in the Loan Documents; and

(c)                                  the full and prompt payment of any Enforcement Costs (as hereinafter defined in Paragraph 7 hereof).

All amounts due, debts, liabilities and payment obligations described in subsections (a), (b) and (c) of this Paragraph 1 shall be hereinafter collectively referred to as the “Guaranteed Obligations.”

2.                                      In the event of any default by Borrowers in the payment of the Guaranteed Obligations, after the expiration of any applicable cure or grace period, Guarantor agrees, on demand by Lender or the holder of the Note, to pay the Guaranteed Obligations regardless of any defense, right of set-off or claims which Borrowers or Guarantor may have against Lender or the holder of the Note.

All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy.  The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrowers and/or Guarantor.  It is the intention of the parties that such good faith choice by Lender be given conclusive effect regardless of such subsequent developments.

3.                                      Guarantor does hereby (a) waive notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off or other claim which Guarantor may have against Borrowers, (c) waive any defense, right of set-off or other claim which Guarantor or Borrowers may have against Lender, or the holder of the Note, (d) waive any and all rights Guarantor may have under any anti-deficiency statute or other similar protections, (e) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability (other than any notices expressly required under the terms of this Guaranty), and (f) waive any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrowers, the Projects, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that Lender has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrowers of all circumstances bearing on the risk of nonperformance of Borrowers’ obligations.  Credit may be granted or continued from time to time by Lender to Borrowers without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrowers at the time of any such grant or continuation.  Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrowers.  Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender.

4.                                      Guarantor further agrees that Guarantor’s liability as guarantor shall in not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Loan Agreement, Mortgages or any other Loan Documents, or by Lender’s failure or election not to pursue any other remedies it may have against Borrowers, Guarantor or any other guarantor of the Guaranteed Obligations, or by any change or modification in the Note, Loan Agreement, Mortgages or any other Loan Document, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Guaranteed Obligations even though Lender might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations, it being the intent hereof that, subject to Lender’s compliance with the terms of this Guaranty, Guarantor shall remain liable for the payment of the Guaranteed Obligations, until the Guaranteed Obligations have been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety.  Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrowers to amend and modify the Note, Loan Agreement, Mortgages or other Loan Documents, and may waive or release any provision or provisions of the Note, Loan Agreement, Mortgages and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrowers may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender’s rights hereunder or Guarantor’s obligations hereunder.

5.                                      This is an absolute, present and continuing guaranty of payment and not of collection.  Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, Loan Agreement, Mortgages or any of the other Loan Documents through foreclosure or sale proceedings, as the case may be, under the Mortgages or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require Lender to join Borrowers in any action brought hereunder or to commence any action against or obtain any judgment against Borrowers or to pursue any other remedy or enforce any other right.  Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Loan Agreement, Mortgages or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever.  None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrowers under the Note, Loan Agreement, Mortgages or other Loan Documents or by reason of the bankruptcy of Borrowers or by reason of any creditor or bankruptcy proceeding instituted by or against Borrowers.  This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Loan Agreement, Mortgages or any other Loan Document is rescinded or otherwise required to be returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of any of Borrowers, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, any of Borrowers or any substantial part of their respective property, or otherwise, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment.  In the event of the foreclosure of the Mortgages and of a deficiency, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Lender institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

6.                                      Guarantor further covenants and agrees with Lender that, so long as any Guaranteed Obligations remain outstanding:

(a)                                 Guarantor shall deliver to Lender, within the time provided therein, all financial statements, certificates, reports, notices and other information required to be provided to Lender from time to time pursuant to the provisions of Section 10.1(m) and Section 10.1(t) of the Loan Agreement.

(b)                                 (i)  Subject to the further provisions of this subparagraph (b), Guarantor shall not make any cash Distributions to its shareholders unless (i) AdCare Tangible Net Worth (as hereinafter defined) is equal to or in excess of $75,000,000.00 as at the end of the most recent fiscal quarter for which Lender has received the financial statements required pursuant to Section 10.1(m)(ii) of the Loan Agreement, and (ii) no Default or Event of Default exists immediately prior to or immediately after giving effect thereto.  The term, “AdCare Tangible Net Worth,” means, as of any date of determination, total assets minus intangible assets (as defined below) of Guarantor and its consolidated Subsidiaries.  For purposes of this definition, “intangible assets” has the meaning under Generally Accepted Accounting Principles, including, without limitation, the book value of goodwill, franchises, licenses, non-competition agreements, patents, trademarks, trade names, copyrights, service marks and brand names.

(ii)                                  Notwithstanding the provisions of Paragraph 6(b)(i):

(A)                               so long as no Default or Event of Default exists immediately prior to, or would occur after giving effect to, such payment, Guarantor may purchase shares of its issued and outstanding common stock, provided that the number of shares so purchased shall not exceed 500,000 over the term of this Agreement, and provided, further, that the aggregate consideration paid (whether cash or non-cash) by Guarantor to purchase such shares shall not exceed $2,000,000.00 over the term of the Loan Agreement; and

(B)                               so long as no Special Blocking Default (as hereinafter defined) exists immediately prior to, or would occur after giving effect to, such payment, and subject to the further provisions of this clause (B), Guarantor may make scheduled payments on any preferred stock of Guarantor and any Indebtedness that by its terms is convertible into common stock of Guarantor.  The term “scheduled payments” shall be deemed to include, without limitation, (1) for preferred stock, (I) dividends either expressly provided in the designation of such series of preferred stock or otherwise declared from time to time by Guarantor’s board of directors, and (II) with respect solely to preferred stock issued and outstanding on the Loan Opening Date, any payment of the redemption price thereof upon mandatory redemption, and (2) scheduled payments of principal and interest on convertible Indebtedness.  So long as no Special Blocking Default exists immediately prior to the declaration by Guarantor’s board of directors of a dividend on preferred stock, and no Special Blocking Default would exist immediately after giving effect to the payment of such dividend, if the dividend were to be paid on the date of declaration, Guarantor shall be permitted to pay the dividend so declared on the scheduled date for payment, notwithstanding the existence on such payment date of any Special Blocking Default described in clause (1) of the definition below.

The term “Special Blocking Default,” as used herein, means (1) any Event of Default under the following subsections of Section 14.1 of the Loan Agreement: (a), (b) [to the extent such Event of Default relates to any breach of Sections 10.1(m)(i) — (iv), (m)(viii), (o), (r)(iii), (s), (w), (x), (y), (aa) [termination or cancellation only] or (dd) of the Loan Agreement], (d), (f), (h), (i), (j), (l), (m) [either as of the most recent Compliance Certificate delivered to Lender or on a pro forma basis after giving effect to the proposed Distribution], (n) or (p), or (2) acceleration of the Loan by Lender, regardless of the Event(s) of Default on which such acceleration may be based.

(c)                                  (i)                                     Guarantor shall not permit the ratio of AdCare Total EBITDAR (as hereinafter defined) to AdCare Fixed Charges (as hereinafter defined), on a trailing six (6)-month basis, to be less than 1.15 to 1.00, tested as of the end of each fiscal quarter of Guarantor.

(ii)                                  For purposes of subparagraph 6(c)(i) hereof:

(A)                               AdCare Fixed Charges means, for any period, on a consolidated basis for Guarantor and its consolidated Subsidiaries, the sum of the following amounts (without duplication): (i) scheduled payments of principal on AdCare Total Debt, (ii) AdCare Interest Expense; and (iii) AdCare Rent Expense.

(B)                               AdCare Interest Expense means, for any period, the interest expense of the Guarantor and its Subsidiaries on a consolidated basis during such period, determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, (i) the amortization or write-off of debt discounts, (ii) the amortization of all debt issuance costs, commissions and other fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iii) the portion of payments under Capital Lease Obligations allocable to interest expense.

(C)                               AdCare Rent Expense means, for any period, the aggregate amount of fixed and contingent rentals payable by Guarantor and its consolidated Subsidiaries for such period with respect to leases of real and personal property, determined on a consolidated basis in accordance with GAAP, consistently applied.

(D)                               AdCare Total Debt means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Guarantor and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied.

(E)                                AdCare Total EBITDAR means, for any period, Net Operating Income of Guarantor and its consolidated Subsidiaries, plus the sum of the following, without duplication, after elimination of intercompany items and only to the extent such amounts are deducted from Gross Revenues in the calculation of Net Operating Income of such Persons for such period: (i) Interest Expense, (ii) provisions for taxes based on income; (iii) depreciation expense; (iv) amortization expense; and (v) AdCare Rent Expense.

(d)                                 Guarantor shall not permit Liquidity (as hereinafter defined) to be less than $5,000,000.00 as of the end of any fiscal quarter of Guarantor.  The term “Liquidity” means, as of any date of determination, on a consolidated basis for Guarantor and its consolidated Subsidiaries, the sum of (i) unrestricted cash and Cash Equivalents not pledged or encumbered and the use of which is not restricted by any agreement, and (ii) to the extent not included under clause (i), the amount of cash collateral held by Lender in the Cash Collateral Account.

(e)                                  Guarantor shall deposit an amount equal to the Minimum Cash Collateral Amount with Lender in the Cash Collateral Account as a condition precedent to the Opening of the Loan pursuant to Section 8.1(d) of the Loan Agreement, and shall maintain the Cash Collateral Account with Lender at all times.  Funds held in or for credit to the Cash Collateral Account from time to time may be commingled with other funds of Lender.  Guarantor hereby grants Lender a first-priority, continuing security interest in the Cash Collateral Account and all monies on deposit in such account from time to time, and Lender shall have all rights of a secured party under the Uniform Commercial Code with respect thereto.Guarantor shall, at Guarantor’s expense, take all actions reasonably requested by Lender from time to time to perfect or maintain the perfection of such security interest.  Guarantor hereby irrevocably authorizes Lender, during the existence of an Event of Default, to apply any funds on hand from time to time in the Cash Collateral Account to any of the Guaranteed Obligations, in such order of priority as Lender may determine in its sole discretion.  By its acceptance of this Guaranty, Lender agrees that after payment in full of all Guaranteed Obligations, it will refund to Guarantor all amounts held in the Cash Collateral Account and not theretofore applied against the Guaranteed Obligations.

(f)                                   Guarantor shall cause all Tenants to be released from their respective obligations under the Working Capital Financing, and all liens and security interests on Collateral of Tenants in favor of PrivateBank to be terminated, prior to or contemporaneously with funding of the Loan and as an express condition precedent to such funding.

7.                                      In the event Lender or any holder of the Note shall assign the Note to any Lender or other entity to secure a loan from such Lender or other entity to Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrowers to Lender under the Note with interest not in excess of the rate of interest which is payable by Borrowers to Lender under the Note, Guarantor will accord full recognition thereto and agree that all rights and remedies of Lender or such holder hereunder shall be enforceable against Guarantor by such Lender or other entity with the same force and effect and to the same extent as would have been enforceable by Lender or such holder but for such assignment; provided, however, that unless Lender shall otherwise consent in writing, Lender shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender’s benefit to the extent any portion of the Guaranteed Obligations or any interest therein is not assigned or transferred.

8.                                      If:  (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent Lender in any proceedings whatsoever in connection with this Guaranty, then Guarantor shall pay to Lender upon demand all attorneys’ fees, costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

9.                                      The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

10.                               TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), LENDER AND GUARANTOR EACH IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CLEVELAND AND STATE OF OHIO, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE

OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  LENDER AND GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY OHIO STATE OR UNITED STATES COURT SITTING IN THE CITY OF CLEVELAND AND MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

11.                               Any indebtedness of Borrowers to Guarantor now or hereafter existing is hereby subordinated to the payment of the Guaranteed Obligations.  Guarantor agrees that, until all Guaranteed Obligations have been paid in full, Guarantor will not seek, accept, or retain for its own account, any payment from Borrowers on account of such subordinated debt.  Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Guaranteed Obligations without impairing or releasing the obligations of Guarantor hereunder.

12.                               Any amounts received by Lender from any source on account of the Loan may be utilized by Lender for the payment of the Guaranteed Obligations and any other obligations of Borrowers to Lender in such order as Lender may from time to time elect, except as may be expressly provided to the contrary in any of the other Loan Documents.  Additionally, if the indebtedness guaranteed hereby is less than the full indebtedness evidenced by the Note, all rents, proceeds and avails of the Projects, including proceeds of realization of Lender’s Collateral, shall be deemed applied on the indebtedness of Borrowers to Lender that is not guaranteed by Guarantor until such unguaranteed  indebtedness of Borrowers to Lender has been fully repaid before being applied upon the indebtedness guaranteed by Guarantor.

13.                               GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF)  HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14.                               Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Guarantor:                                                                                    AdCare Health Systems, Inc.

1145 Hembree Road

Roswell, Georgia  30076

Attention: Chief Executive Officer

Telephone: (404) 781-2885

Facsimile: (404) 842-1899

With a copy to:                                                            Holt, Ney, Zatcoff & Wasserman LLP

100 Galleria Parkway, Suite 1800

Atlanta, Georgia  30339

Attention:                                         Gregory P. Youra, Esq.

Telephone:                                   (770) 956-9600

Facsimile:                                         (770) 956-1490

Lender:                                                                                                      KeyBank National Association

Real Estate Capital-Healthcare

Mailcode: OH-01-51-0311

4910 Tiedeman Road, 3rd Floor

Brooklyn, Ohio 44144

Attention: Amy MacLearie, Closer

Telephone: (216) 813-6935

Facsimile: (216) 357-6383

With copies to:                                                               KeyBank National Association

1200 Abernathy Road, NE

Suite 1550

Atlanta, Georgia  30328

Attention: Paul F. Di Vito, SVP

Telephone: (770) 510-2085

Facsimile.: (770) 510-2195; and

Bryan Cave LLP

One Atlantic Center, Fourteenth Floor

1201 West Peachtree Street, NW

Atlanta, Georgia  30309-3488

Attention: Robert C. Lewinson, Esq.

Telephone:                                   (404) 572-6623

Facsimile:                                         (404) 420-0623

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

15.                               In order to induce Lender to make the Loan, Guarantor makes the following representations and warranties to Lender set forth in this Paragraph.  Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, Lender would not have agreed to make the Loan.

(a)                                 Guarantor is duly incorporated, validly existing, and in good standing in its state of incorporation and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business.

(b)                                 Guarantor maintains an office at the address set forth for such party in Paragraph 14.

(c)                                  Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor and its consolidated Subsidiaries which have heretofore been given to Lender by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor as of the respective dates, or for the periods, thereof.

(d)                                 The execution, delivery, and performance by Guarantor of this Guaranty and the other Loan Documents to which it is a party do not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements, or (iv) the organizational documents of Guarantor.

(e)                                  This Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms.

(f)                                   Except as disclosed in writing to Lender or as disclosed in any public filings by Guarantor with the Securities and Exchange Commission prior to the date hereof, (i) there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting, Guarantor, which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty; (ii) there are no judgments or orders for the payment of money rendered against Guarantor or any of its consolidated Subsidiaries for an amount in excess of $100,000 which have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise; and (iii)  neither Guarantor nor any of its consolidated Subsidiaries is in default under any agreements which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty.

(g)                                  Each of the representations and warranties made by Borrowers, APH and AdCare OpCo (or any of them) in the Loan Agreement or in any other Loan Document to which they are respectively a party are true and correct as of the date hereof.

(h)                                 No Material Adverse Change has occurred with respect to Guarantor and its consolidated Subsidiaries since December 31, 2011.

(i)                                     All statements set forth in the Recitals are true and correct.

All of the foregoing representations and warranties shall be deemed remade on the date of the disbursement of proceeds of the Loan, and upon any extension of the Loan pursuant to the Loan Agreement.  Guarantor hereby agrees to indemnify and hold Lender free and harmless from and against all loss, cost, liability, damage, and expense, including attorney’s fees and costs, which Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

16.                               This Guaranty shall be binding upon the permitted successors and assigns of Guarantor.

17.                               THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN WERE NEGOTIATED IN THE STATE OF OHIO, AND DELIVERED BY GUARANTOR OR BORROWER, AS APPLICABLE, AND ACCEPTED BY LENDER IN THE STATE OF OHIO, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY.  IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18.                               Lender shall be entitled to honor any request for Loan proceeds made by Borrowers and shall have no obligation to see to the proper disposition of such advances.  Guarantor agrees that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrowers of such Loan proceeds.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Ohio  as of the date first written above.

GUARANTOR:

ADCARE HEALTH SYSTEMS, INC., an Ohio corporation

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:	Chief Executive Officer

Parent Guaranty